Exhibit 99.1

Charles River Laboratories Announces First-Quarter 2020 Results

– First-Quarter Revenue of $707.1 Million –

– First-Quarter GAAP Earnings per Share of $1.02 and Non-GAAP Earnings per Share of $1.84 –

– Revises 2020 Guidance Due to COVID-19 Impact –

WILMINGTON, Mass.--(BUSINESS WIRE)--May 7, 2020--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2020. For the quarter, revenue was $707.1 million, an increase of 17.0% from $604.6 million in the first quarter of 2019.

Acquisitions contributed 9.5% to consolidated first-quarter revenue growth. The impact of foreign currency translation reduced reported revenue growth by 0.7%. Excluding the effect of these items, organic revenue growth was 8.2%, driven by the Discovery and Safety Assessment and Manufacturing Support segments. The impact of the COVID-19 pandemic reduced both the reported and organic revenue growth rates by 150 basis points, principally in the Research Models and Services segment.

On a GAAP basis, first-quarter net income attributable to common shareholders was $50.8 million, a decrease of 7.9% from net income of $55.1 million for the same period in 2019. First-quarter diluted earnings per share on a GAAP basis were $1.02, a decrease of 8.1% from $1.11 for the first quarter of 2019. The GAAP net income and earnings per share declines were primarily related to a loss from the Company’s venture capital investments of $0.18 per share in the first quarter of 2020, compared to a $0.16 gain for the same period in 2019. The Company’s venture capital investment performance has been excluded from non-GAAP results.

On a non-GAAP basis, net income was $91.8 million for the first quarter of 2020, an increase of 32.3% from $69.4 million for the same period in 2019. First‑quarter diluted earnings per share on a non-GAAP basis were $1.84, an increase of 31.4% from $1.40 per share for the first quarter of 2019. The non-GAAP net income and earnings per share increases were driven primarily by higher revenue, including the contributions from the Citoxlab and HemaCare acquisitions, and operating margin improvement, as well as a lower tax rate.

James C. Foster, Chairman, President and Chief Executive Officer, said, “As a result of robust client order activity, a strong biotech funding environment, and the dedication of our employees, Charles River had an exceptional start to the year. As the global COVID-19 pandemic intensified during the first quarter, we moved swiftly to mitigate the anticipated impact, which will be most pronounced in the research models business. We implemented measures that are focused on maintaining the health and safety of our employees and the continuity of our operations; sustaining our solid financial position; and ensuring our ability to support our clients’ critical programs. As a result of these measures, all of our operating sites have remained open and adequately staffed to accommodate significant client demand across most of our businesses.”

Mr. Foster continued, “We believe the long-term growth prospects for the Company remain firmly intact. The healthcare industry will play a crucial role in finding a solution to the COVID-19 pandemic, which will enhance the focus on scientific innovation for years to come. We believe our unique position in healthcare, specifically our non-clinical focus, global scale, and scientific expertise, is critical in helping our clients develop treatments for COVID-19 and other diseases across multiple therapeutic areas. We have partnered with more than 40 clients to-date on their development programs for potential vaccine candidates and other treatments associated with COVID-19. Our value is being reinforced during these challenging times, as clients are choosing to outsource more work to us to take advantage of our broad portfolio and flexible, efficient solutions, which enable them to continue the research required to move all of their early-stage programs forward. We believe our ability to provide support to clients globally during this time further distinguishes us as the early-stage CRO partner of choice, which we are proud to be.”

“I am deeply grateful for the hard work and unwavering commitment of our employees who make our contributions to this important research possible. Their dedication allows us to continue to fulfill our mission every day,” Mr. Foster concluded.

First-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $146.0 million in the first quarter of 2020, an increase of 6.4% from $137.2 million in the first quarter of 2019. The HemaCare acquisition, which was completed on January 3, 2020, contributed 9.0% to first-quarter RMS revenue growth. Organic revenue declined by 1.7%, principally due to the impact of the COVID-19 pandemic, which reduced the RMS revenue growth rate by 660 basis points in the first quarter. COVID-19 had a meaningful impact on worldwide demand for research models due to closures and reduced on-site activities at the research sites of academic institutions and biopharmaceutical clients, including in China as anticipated, as well as in North America and Europe at the end of the quarter. This was partially offset by higher revenue for research model services, particularly the Insourcing Solutions (IS) and the Genetically Engineered Models and Services (GEMS) businesses.

In the first quarter of 2020, the RMS segment’s GAAP operating margin decreased to 18.7% from 27.6% in the first quarter of 2019. On a non-GAAP basis, the operating margin decreased to 23.0% from 28.1% in the first quarter of 2019. The GAAP and non-GAAP operating margin decreases were primarily the result of the lower sales volume in the research models business due to the impact of the COVID-19 pandemic. The GAAP operating margin also declined due to acquisition-related amortization associated with the HemaCare acquisition.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $438.7 million in the first quarter of 2020, an increase of 23.9% from $354.2 million in the first quarter of 2019. The Citoxlab acquisition contributed 12.8% to DSA revenue growth. Organic revenue growth of 11.6% was driven by both the Safety Assessment and Discovery Services businesses.

In the first quarter of 2020, the DSA segment’s GAAP operating margin increased to 16.5% from 13.2% in the first quarter of 2019. On a non-GAAP basis, the operating margin increased to 22.0% from 18.6% in the first quarter of 2019. The GAAP and non-GAAP operating margin increases were driven primarily by operating leverage from higher revenue in both the Safety Assessment and Discovery Services businesses.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $122.4 million in the first quarter of 2020, an increase of 8.1% from $113.2 million in the first quarter of 2019. Organic revenue growth was 9.6%, driven primarily by robust demand in the Biologics Testing Solutions (Biologics) and Avian Vaccine businesses. First-quarter revenue growth for the Microbial Solutions business was affected by last year’s large stocking order from a strategic partner, which was not expected to recur in 2020.

In the first quarter of 2020, the Manufacturing segment’s GAAP operating margin increased to 33.6% from 27.8% in the first quarter of 2019. On a non-GAAP basis, the operating margin increased to 35.6% from 31.0% in the first quarter of 2019. The GAAP and non-GAAP operating margin increases were driven primarily by enhanced operating efficiency in the Microbial Solutions business and operating leverage from higher revenue in the Biologics and Avian Vaccine businesses, as well as lower costs related to Biologics capacity expansions.

2020 Guidance

Due to the global COVID-19 pandemic and its expected impact on the Company’s operations, client demand, and its financial results, Charles River is revising its financial guidance for 2020, which was initially provided on February 11, 2020. The impact from the COVID-19 pandemic is expected to reduce 2020 revenue by approximately $135 to $215 million. COVID-19 will have a significant impact on the RMS revenue growth rate in 2020, particularly in the second quarter, and is also expected to modestly reduce the DSA and Manufacturing revenue growth rates.

The Company’s revised guidance for revenue growth, earnings per share, and free cash flow is as follows:

2020 GUIDANCE	CURRENT	PRIOR
Revenue growth, reported	4.5% – 8.0%	13.0% – 14.5%
Less: Contribution from acquisitions (1)	~(4.0%)	(4.0%) – (4.5%)
Unfavorable/(favorable) impact of foreign exchange	0.5% – 1.0%	(1.0%) – (1.5%)
Revenue growth, organic (2)	1.5% – 4.5%	7.75% – 8.75%
GAAP EPS estimate	$4.25 – $4.60	$5.20 – $5.35
Acquisition-related amortization (3)	$1.75 – $1.80	$1.65 – $1.70
Charges related to global efficiency initiatives (4)	~$0.05	<$0.05
Acquisition-related adjustments (5)	~$0.20	~$0.25
Other items (6)	$0.25 – $0.32	$0.25 – $0.32
Venture capital investment losses/(gains) (7)	$0.18	--
Non-GAAP EPS estimate	$6.75 – $7.10	$7.45 – $7.60
Free cash flow (8)	$325 – $350 million	$350 – $360 million

Footnotes to Guidance Table:

(1) The contribution from acquisitions reflects only those acquisitions that have been completed.

(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign currency translation.

(3) Acquisition-related amortization includes an estimate of $0.25-$0.30 for the impact of the HemaCare acquisition as the purchase price allocation has not been finalized.

(4) These charges, which primarily include severance and other costs, relate primarily to the Company’s planned efficiency initiatives. Other projects in support of global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.

(5) These adjustments are related to the evaluation and integration of acquisitions, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives.

(6) These items primarily relate to charges of $0.15-$0.22 associated with the planned termination of the Company’s U.S. pension plan in the second half of 2020, as well as charges of approximately $0.10 associated with U.S. and international tax legislation that necessitated changes to the Company’s international financing structure.

(7) Venture capital investment performance only includes recognized gains or losses. The Company does not forecast the future performance of its venture capital investments.

(8) The reconciliation of the current 2020 free cash flow guidance is as follows: Cash flow from operating activities of $445-$470 million, less capital expenditures of approximately $120 million, equates to free cash flow of $325-$350 million.

Webcast

Charles River has scheduled a live webcast on Thursday, May 7, at 9:30 a.m. ET to discuss matters relating to this press release, including additional information related to the impact of the COVID-19 pandemic on the Company. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Bank of America Health Care Conference Presentation

Charles River will virtually present at the Bank of America 2020 Health Care Conference, on Tuesday, May 12, at 11:00 a.m. ET. Management will provide an overview of Charles River’s strategic focus and business developments.

A live webcast of the presentation will be available through a link that will be posted on ir.criver.com. A webcast replay will be accessible through the same website shortly after the presentation and will remain available for approximately two weeks.

Estimates of COVID-19 Impact

The Company has provided in this press release its estimates for the impact from COVID-19, including on the Company's revenue. These estimates were determined using methodologies and assumptions that vary depending on the specific reporting segment and situation. For the Research Models and Services segment, estimates are primarily based on comparisons to daily historical research model sales volumes prior to COVID-19 and the subsequent reduction in research model order activity associated with our clients’ COVID-19-related site closures and/or their reduced on-site activity, as well as our discussions with clients, particularly of our research model services businesses, with regard to revenue expectations and operational impacts from COVID-19. For the Discovery and Safety Assessment segment, estimates are based on multiple factors including, but not limited to, discussions with clients with regard to the cause of delays to discovery projects and safety assessment studies, location-specific actions to ensure employee safety in our facilities, the impact of remote versus in-person activities and services, and supply chain delays and other resource constraints. For the Manufacturing Support segment, estimates are based on discussions with clients with regard to their revenue expectations and operations. Further, we assume for the purposes of formulating these estimates that (1) restrictions on economic activity, including stay-in-place orders and other similar government actions, are largely relaxed in the third quarter and these restrictions are not re-imposed for the remainder of the fiscal year and (2) the global economy gradually improves through the remainder of 2020. Because these estimates and assumptions involve risks and uncertainties, actual events and results may differ materially from these estimates and assumptions, and Charles River assumes no obligation and expressly disclaims any duty to update them.

Non-GAAP Reconciliations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the write-off of deferred financing costs and fees related to debt financing; third-party costs associated with the remediation of unauthorized access into our information systems detected in March 2019; the non-cash tax benefit related to our international financing structure; charges related to the planned settlement of our U.S. pension plan; charges recorded in connection with the modification of our option to purchase equity in one of our joint ventures; and investment gains or losses associated with our venture capital investments. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “constant currency,” which we define as reported revenue growth adjusted for the impact of foreign currency translation, and “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. Commencing in the first quarter of 2019, we exclude the performance of our venture capital investments due to the determination that such investment gains or losses are not core to our overall operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the impact of the COVID-19 pandemic; the projected future financial performance of Charles River and our specific businesses; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions, including the acquisition of HemaCare, on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings; and Charles River’s future performance as delineated in our revised forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, enhanced efficiency initiatives, and the assumptions surrounding the COVID-19 pandemic that form the basis for our revised annual guidance. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the COVID-19 pandemic, its duration, its impact on our business, results of operations, financial condition, liquidity, business practices, operations, suppliers, third party service providers, clients, employees, industry, ability to meet future performance obligations, ability to efficiently implement advisable safety precautions, and internal controls over financial reporting; the COVID-19 pandemic’s impact on client demand, the global economy and financial markets; the ability to successfully integrate businesses we acquire; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; the impact of Brexit; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 11, 2020, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended
	March 28, 2020	March 30, 2019

Service revenue	$546,592	$450,942
Product revenue	160,467	153,627
Total revenue	707,059	604,569
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	372,824	316,800
Cost of products sold (excluding amortization of intangible assets)	82,174	75,992
Selling, general and administrative	129,901	122,574
Amortization of intangible assets	27,879	19,411
Operating income	94,281	69,792
Other income (expense):
Interest income	316	179
Interest expense	(15,067)	(9,987)
Other (expense) income, net	(24,071)	6,306
Income from operations, before income taxes	55,459	66,290
Provision for income taxes	4,622	10,602
Net income	50,837	55,688
Less: Net income attributable to noncontrolling interests	68	555
Net income attributable to common shareholders	$50,769	$55,133

Earnings per common share
Net income attributable to common shareholders:
Basic	$1.03	$1.14
Diluted	$1.02	$1.11

Weighted-average number of common shares outstanding;
Basic	49,189	48,458
Diluted	49,966	49,462

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	March 28, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$372,433	$238,014
Trade receivables, net	542,390	514,033
Inventories	162,938	160,660
Prepaid assets	68,826	52,588
Other current assets	61,694	56,030
Total current assets	1,208,281	1,021,325
Property, plant and equipment, net	1,033,409	1,044,128
Operating lease right-of-use assets, net	155,568	140,085
Goodwill	1,731,837	1,540,565
Client relationships, net	752,516	613,573
Other intangible assets, net	80,347	75,840
Deferred tax assets	42,753	44,659
Other assets	197,079	212,615
Total assets	$5,201,790	$4,692,790

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Current portion of long-term debt and finance leases	$47,667	$38,545
Accounts payable	102,697	111,498
Accrued compensation	113,620	158,617
Deferred revenue	178,829	171,805
Accrued liabilities	139,163	139,118
Other current liabilities	108,920	90,598
Total current liabilities	690,896	710,181
Long-term debt, net and finance leases	2,326,770	1,849,666
Operating lease right-of-use liabilities	133,440	116,252
Deferred tax liabilities	197,094	167,283
Other long-term liabilities	173,924	182,933
Total liabilities	3,522,124	3,026,315
Redeemable noncontrolling interests	24,039	28,647
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value; 120,000 shares authorized; 49,630 shares issued and 49,486 shares outstanding as of March 28, 2020, and 48,936 shares issued and 48,936 shares outstanding as of December 28, 2019	496	489
Additional paid-in capital	1,562,982	1,531,785
Retained earnings	331,098	280,329
Treasury stock, at cost, 144 and 0 shares, as of March 28, 2020 and December 28, 2019, respectively	(23,675)	-
Accumulated other comprehensive loss	(218,917)	(178,019)
Total equity attributable to common shareholders	1,651,984	1,634,584
Noncontrolling interest	3,643	3,244
Total equity	1,655,627	1,637,828
Total liabilities, redeemable noncontrolling interests and equity	$5,201,790	$4,692,790

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended
	March 28, 2020	March 30, 2019
Cash flows relating to operating activities
Net income	$50,837	$55,688
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,260	45,358
Stock-based compensation	10,960	12,899
Deferred income taxes	(2,973)	7,781
Loss (gain) on venture capital investments	12,035	(10,575)
Other, net	10,495	(380)
Changes in assets and liabilities:
Trade receivables, net	(32,136)	(23,127)
Inventories	4,076	(2,520)
Accounts payable	(10,003)	10,245
Accrued compensation	(45,245)	(55,114)
Deferred revenue	6,065	(14,405)
Customer contract deposits	4,454	(5,866)
Other assets and liabilities, net	2,765	(5,125)
Net cash provided by operating activities	68,590	14,859
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(382,250)	(989)
Capital expenditures	(25,721)	(16,731)
Purchases of investments and contributions to venture capital investments	(7,121)	(2,419)
Proceeds from sale of investments	2,504	15
Other, net	(1,097)	(689)
Net cash used in investing activities	(413,685)	(20,813)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	1,409,793	290,111
Proceeds from exercises of stock options	22,608	21,832
Payments on long-term debt, revolving credit facility, and finance lease obligations	(925,109)	(360,658)
Purchase of treasury stock	(23,675)	(17,760)
Other, net	(4,405)	(2,608)
Net cash provided by (used in) financing activities	479,212	(69,083)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	290	6,025
Net change in cash, cash equivalents, and restricted cash	134,407	(69,012)
Cash, cash equivalents, and restricted cash, beginning of period	240,046	197,318
Cash, cash equivalents, and restricted cash, end of period	$374,453	$128,306

Supplemental cash flow information:
Cash and cash equivalents	$372,433	$126,316
Restricted cash included in Other current assets	444	491
Restricted cash included in Other assets	1,576	1,499
Cash, cash equivalents, and restricted cash, end of period	$374,453	$128,306

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended
	March 28, 2020	March 30, 2019
Research Models and Services
Revenue	$145,996	$137,172
Operating income	27,373	37,832
Operating income as a % of revenue	18.7%	27.6%
Add back:
Amortization related to acquisitions	5,652	352
Severance	(9)	160
Acquisition related adjustments (2)	285	-
Site consolidation costs, impairments and other items	229	181
Total non-GAAP adjustments to operating income	$6,157	$693
Operating income, excluding non-GAAP adjustments	$33,530	$38,525
Non-GAAP operating income as a % of revenue	23.0%	28.1%

Depreciation and amortization	$8,752	$4,322
Capital expenditures	$5,412	$4,112

Discovery and Safety Assessment
Revenue	$438,683	$354,197
Operating income	72,283	46,705
Operating income as a % of revenue	16.5%	13.2%
Add back:
Amortization related to acquisitions	23,007	16,735
Severance	83	13
Acquisition related adjustments (2)	1,289	2,254
Total non-GAAP adjustments to operating income	$24,379	$19,002
Operating income, excluding non-GAAP adjustments	$96,662	$65,707
Non-GAAP operating income as a % of revenue	22.0%	18.6%

Depreciation and amortization	$41,330	$33,784
Capital expenditures	$14,729	$8,848

Manufacturing Support
Revenue	$122,380	$113,200
Operating income	41,112	31,499
Operating income as a % of revenue	33.6%	27.8%
Add back:
Amortization related to acquisitions	2,247	2,324
Severance	256	227
Acquisition related adjustments (2)	2	50
Site consolidation costs, impairments and other items	-	1,008
Total non-GAAP adjustments to operating income	$2,505	$3,609
Operating income, excluding non-GAAP adjustments	$43,617	$35,108
Non-GAAP operating income as a % of revenue	35.6%	31.0%

Depreciation and amortization	$6,366	$5,805
Capital expenditures	$5,161	$3,606

Unallocated Corporate Overhead	$(46,487)	$(46,244)
Add back:
Acquisition related adjustments (2)	6,983	5,422
Other items (3)	$(287)	$-
Total non-GAAP adjustments to operating expense	$6,696	$5,422
Unallocated corporate overhead, excluding non-GAAP adjustments	$(39,791)	$(40,822)

Total
Revenue	$707,059	$604,569
Operating income	94,281	69,792
Operating income as a % of revenue	13.3%	11.5%
Add back:
Amortization related to acquisitions	30,906	19,411
Severance and executive transition costs	330	400
Acquisition related adjustments (2)	8,559	7,726
Site consolidation costs, impairments and other items (3)	(58)	1,189
Total non-GAAP adjustments to operating income	$39,737	$28,726
Operating income, excluding non-GAAP adjustments	$134,018	$98,518
Non-GAAP operating income as a % of revenue	19.0%	16.3%

Depreciation and amortization	$57,260	$45,358
Capital expenditures	$25,721	$16,731

(1)

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)

These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

(3)

This amount relates to third-party costs, net of insurance reimbursements, associated with the remediation of the unauthorized access into the Company's information systems which was detected in March 2019.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended
	March 28, 2020	March 30, 2019

Net income attributable to common shareholders	$50,769	$55,133
Add back:
Non-GAAP adjustments to operating income (Refer to Schedule 4)	39,737	28,726
Venture capital (gains) losses	12,035	(10,575)
Tax effect of non-GAAP adjustments:
Non-cash tax benefit related to international financing structure (2)	1,073	-
Tax effect of the remaining non-GAAP adjustments	(11,804)	(3,880)
Net income attributable to common shareholders, excluding non-GAAP adjustments	$91,810	$69,404

Weighted average shares outstanding - Basic	49,189	48,458
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	777	1,004
Weighted average shares outstanding - Diluted	49,966	49,462

Earnings per share attributable to common shareholders:
Basic	$1.03	$1.14
Diluted	$1.02	$1.11

Basic, excluding non-GAAP adjustments	$1.87	$1.43
Diluted, excluding non-GAAP adjustments	$1.84	$1.40

(1)

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	This adjustment relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended March 28, 2020	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	17.0%	6.4%	23.9%	8.1%
Decrease due to foreign exchange	0.7%	0.9%	0.5%	1.5%
Contribution from acquisitions (2)	(9.5)%	(9.0)%	(12.8)%	- %
Non-GAAP revenue growth, organic (3)	8.2%	(1.7)%	11.6%	9.6%

(1)

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign exchange.

Contacts

Investor Contacts:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media Contact:
Amy Cianciaruso
Corporate Vice President,
Public Relations
781.222.6168
amy.cianciaruso@crl.com